Exhibit 10.5

RELEASE OF SECURITY INTEREST IN PATENTS

WHEREAS, pursuant to that certain Patent Security Agreement (the “Patent Security Agreement”), dated as of June 4, 2020, and recorded in the United States Patent and Trademark Office at Reel 052853, Frame 0153, each Grantor on the signature pages hereto (each a "Releasee" and, together, the "Releasees") granted to Starboard Value Intermediate Fund LP ("Releasor"), as Collateral Agent for itself and various other financial institutions, a security interest in all right, title and interest of Releasee in and to the patents and patent applications listed on Schedule A attached hereto (the "Patents"); and

WHEREAS, each Releasee has requested, and Releasor wishes to provide a document suitable for recording in the United States Patent and Trademark Office for purposes of recording the release, relinquishment and discharge of its security interest in the Patents.

NOW, THEREFORE, in consideration of and in exchange for good and valuable consideration, Releasor hereby agrees as follows:

1.                  Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Patent Security Agreement.

2.                  Release of Security Interest. Releasor, without representation, warranty or recourse, hereby terminates the Patent Security Agreement and releases, relinquishes, terminates, cancels and discharges its continuing security interest in the Collateral, including without limitation, its continuing security interest in the Patents, including, without limitation, all applications, registrations and recordings thereof, as applicable, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement, misappropriation or other violation thereof and any and all damages arising from past, present and future infringements, misappropriations or other violations thereof.

3.                  Recordation. The Releasor authorizes the Commissioner for Patents and any other government officials to record and register this Release of Security Interest in Patents upon written request by any Releasee.

IN WITNESS WHEREOF, the parties have caused this Release of Security Interest in Patents to be duly executed as of June 30, 2020.

STARBOARD VALUE INTERMEDIATE FUND LP

By:	/s/ Jeffrey C. Smith
Name: Title:	Jeffrey C. Smith Authorized Signatory

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SCHEDULE A

Patent and Patent Applications

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